UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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LIFEWAY FOODS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LIFEWAY FOODS, INC.
6431 W. OAKTON
MORTON GROVE, IL 60053
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 20, 2008

TO OUR SHAREHOLDERS:

You are invited to be present either in person or by proxy at the Annual Meeting of Shareholders of Lifeway Foods, Inc., an Illinois corporation (the “Company”), to be held at the Holiday Inn North Shore, 5300 West Touhy Avenue, Skokie, Illinois 60077, on Friday, June 20, 2008 at 4:00 p.m. local time (the “Meeting”), to consider and act upon the following:

1.	The election of six Directors to serve until the next meeting or until their successors are duly elected and qualified.

2.	The ratification of the appointment of Plante & Moran, PLLC, as independent auditors for the next fiscal year.

3.	The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

Only shareholders of Common Stock of record at the close of business on May 23, 2008 will be entitled to notice of and to vote at the Meeting. The stock transfer books of the Company will remain open.

WE INVITE EACH OF YOU TO ATTEND THE MEETING. IF YOU CANNOT ATTEND, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. NO STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.

BY ORDER OF THE BOARD OF DIRECTORS Ludmila Smolyansky Chairperson of the Board Skokie, Illinois June 2, 2008

LIFEWAY FOODS, INC.

PROXY STATEMENT

PROCEDURAL MATTERS

THIS PROXY STATEMENT IS FURNISHED TO THE SHAREHOLDERS OF LIFEWAY FOODS, INC., AN ILLINOIS CORPORATION (THE “COMPANY” or “LIFEWAY”), IN CONNECTION WITH THE SOLICITATION OF PROXIES BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY TO BE VOTED AT THE ANNUAL MEETING OF SHAREHOLDERS (THE “MEETING”) TO BE HELD AT 4:00 P.M., LOCAL TIME, ON FRIDAY, JUNE 20, 2008, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Shareholders of record of Common Stock of the Company at the close of business on May 23, 2008 (the “Record Date”), will be entitled to notice of and to vote at the Meeting. The Meeting will be held at the Holiday Inn North Shore, 5300 West Touhy Avenue, Skokie, Illinois 60077. Proxies received prior to the Meeting will be voted in accordance with the instructions contained in the proxy and, if no choice is specified, will be voted in favor of each of management’s nominees for Director and in favor of each of management’s proposals set forth in the Notice of Annual Meeting of Shareholders. A shareholder who signs and returns the enclosed proxy may revoke it at any time before it is voted by a written revocation delivered to any of the proxy holders named therein, by submitting another valid proxy bearing a later date or by attending the Meeting and voting in person. Beneficial owners wishing to vote at the Meeting who are not shareholders of record on the Company’s books (e.g., persons holding in street name) must bring to the Meeting a Power of Attorney or proxy in their favor signed by the holder of record in order to be able to vote.

SOLICITATION OF PROXIES

This Proxy Statement and the form of proxy are first being mailed to the shareholders beginning approximately June 2, 2008. All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by mail, the directors, officers and investor relations staff (who will receive no compensation therefore in addition to their regular remuneration) of the Company named herein may solicit the return of proxies by telephone, telegram or personal interview. As of this date, the Company has retained Computershare Investor Services (“Computershare”), an outside firm, to solicit proxies solely from individual shareholders of record and to print proxy notices and other related materials. The services provided by Computershare to the Company are expected to cost approximately $3,000. The Company has also retained Automatic Data Processing, Inc. (“ADP”), at an approximate cost of $3,000, to contact banks, brokerage houses and other custodians, nominees and fiduciaries with requests to forward copies of the proxy materials to their respective principals and to request instructions for voting the proxies. The expenses of such banks, brokerage houses and other custodians, nominees and fiduciaries in connection therewith are covered by the estimated fee to be paid by the Company to ADP. Action may be taken on the business to be transacted at the Meeting on the date specified in the Notice of Meeting or on any date or dates to which such Meeting may be adjourned.

VOTING OF PROXIES

A form of proxy is enclosed for use at the Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy, or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Shares represented by a valid proxy which if received pursuant to this solicitation and not revoked before it is exercised, will be voted as provided on the proxy at the Meeting or at any adjournment or adjournments thereof. Management intends to vote on the 8,507,269 (approximately 50.6%) of Common Stock which it controls in favor of the proposals to (i) elect six Directors to serve until the next Annual Meeting or until each of their successors is duly elected and qualified (ii) ratify the appointment of Plante & Moran, PLLC as independent auditors for 2008, and (iii) transact such other as may properly come before the Meeting or an adjournment thereof.

VOTING SECURITIES AND VOTE REQUIRED

Only holders of the 16,761,863 shares of Common Stock, no par value per share, of record outstanding at the close of business on May 23, 2008 (the “Record Date”), will be entitled to vote at the Meeting. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Under the rules of the Securities and Exchange Commission (the “SEC”), boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees for Director and for Proposal 2. Votes withheld in connection with the election of one or more of the nominees for Director or Proposal 2 will be counted as votes cast against such individuals or Proposal 2 and will be counted toward the presence of a quorum for the transaction of business. If no direction is indicated, the proxy will be voted for the election of the nominees for Director. The form of proxy provides for withholding of votes with respect to the election of Directors and a shareholder present at the Meeting also may abstain with respect to such election.

ANNUAL REPORT ON FORM 10-KSB

This Proxy Statement is accompanied by the Company’s Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2007, as amended (the “Annual Report”). Shareholders are referred to the Annual Report for information concerning the Company’s business and operations, but the Annual Report is not part of the proxy soliciting materials.

PROPOSAL 1: ELECTION OF DIRECTORS

Six Directors are to be elected at the Meeting. The Directors will be elected at the Meeting to serve until the next annual meeting of shareholders of the Company or until each of their successors shall be duly elected and qualified. As noted, unless otherwise indicated thereon, all proxies received will be voted in favor of the election of each of the six nominees of the Board named below as Directors of the Company. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Company), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees elected by the Board. The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Directors. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Illinois law. Each of the nominees currently is serving as a Director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO ELECT THE DIRECTORS NOMINATED HEREIN TO SERVE AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

The names of the nominees and certain information with regard to each nominee follows:

NAME	AGE	TITLE
Ludmila Smolyansky	58	Director and Chairperson of the Board of Directors
Julie Smolyansky	33	CEO, President, and Director
Pol Sikar	59	Director
Renzo Bernardi	55	Director
Juan Carlos Dalto	44	Director
Julie Oberweis	33	Director

NOMINEES FOR ELECTION AS DIRECTORS

LUDMILA SMOLYANSKY was appointed as a Director by the Board to fill a vacancy created by an increase of the maximum number of Directors up to seven and unanimously elected as the Chairperson of the Board in November 2002. The Company has determined to intentionally keep one seat vacant at this time, for a total of six directors. For more than 20 years, Mrs. Smolyansky has been the operator of several independent delicatessen, gourmet food distributorship businesses and imported food distributorships. In 2002, prior to the commencement of her tenure as a Director, she was hired by the Company as its General Manager. Mrs. Smolyansky devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Mrs. Smolyansky is the mother of Julie Smolyansky (the President, Chief Executive Officer (CEO), and a Director of the Company) and Edward P. Smolyansky (the Company Treasurer and Chief Financial and Accounting Officer).

JULIE SMOLYANSKY was appointed as a Director, and elected President, CEO, CFO and Treasurer of the Company by the Board of Directors to fill the vacancies in those positions created by the death of her father, Michael Smolyansky, in June 2002. She is a graduate with a Bachelor’s degree from the University of Illinois at Chicago. Prior to her appointment, Ms. Smolyansky spent six years as the Company’s Director of Sales and Marketing. She devotes as much time as necessary to the business of the Company and currently holds no other directorships in any other reporting company. Ms. Smolyansky is the daughter of Ludmila Smolyansky, the Chairperson of the Board. In 2004, Ms. Smolyansky resigned as CFO and Treasurer and Edward Smolyansky, Ms. Smolyansky’s brother, was appointed to such positions.

POL SIKAR has been a Director of the Company since its inception in February 1986. He is a graduate with a Master’s degree from the Odessa State Institute of Civil Engineering in Russia. For more than 11 years, he has been President and a major shareholder of Montrose Glass & Mirror Co., a company providing glass and mirror products to the wholesale and retail trade in the greater Chicago area. Mr. Sikar devotes as much time as necessary to the business of the Company. Mr. Sikar holds no other directorships in any other reporting company.

RENZO BERNARDI has been a Director of the Company since 1994. Mr. Bernardi is the president and founder of Renzo & Sons, Inc., a Dairy and Food Service Company which has been in business since 1969 (formerly, Renzo-Milk Distribution Systems). He has over 30 years of experience in the dairy distribution industry. Mr. Bernardi is a graduate of Instituto Teonico E Commerciale of Macomer, Sardinia. Mr. Bernardi devotes as much time as necessary to the business of the Company. Mr. Bernardi holds no other directorships in any other reporting company.

JUAN CARLOS DALTO has served as a director of the Company since July 2004. Juan Carlos Dalto is President and CEO of The Dannon Company. He has extensive international background in the packaged goods industry and has strategic and direct responsibilities for Dannon’s dairy products in the United States and Canada. Mr. Dalto joined Dannon’s parent company, Groupe Danone, as Marketing VP for Danone Argentina, his native country, in December 1997 after which he served as CEO for Danone Portugal in 2000. Mr. Dalto holds a Masters in Strategic Marketing from Adam Smith Open University, Buenos Aires, Argentina and a Diploma for Business Executives in Strategic Marketing Planning from University of Michigan. He also holds a degree in Industrial Engineering from the Buenos Aires Institute of Technology.

JULE OBERWEIS has served as a director of the Company since June 2006. Ms. Oberweis is the co-founder and CFO of Stratigent, LLC, a web analytics consulting company. Prior to Stratigent, she worked in investment consulting at Cambridge Associates as well as at Ritchie Capital, a hedge fund. She currently sits on the board of Oberweis Group, Inc., the holding company of Oberweis Dairy, and the DuPage Childrens Museum. Julie holds a degree in finance from the University of Illinois and is a Chartered Financial Analyst (CFA) charterholder.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such reports received or representations from certain reporting persons, the Company believes that, during the year ended December 31, 2007, other than the filings listed below, all other Section 16(a) filing requirements applicable to its officers, Directors and 10% shareholders were timely met. Those filings were:

Form 4 filed on behalf of Renzo Bernardi on March 12, 2007 for the sale of shares on the earliest transaction date of March 7, 2007.

Form 4 filed on behalf of Julie Smolyansky on June 29, 2007 for the acquisition of shares on the earliest transaction date of June 1, 2007.

Form 4 filed on behalf of Edward Smolyansky on June 29, 2007 for the acquisition of shares on the earliest transaction date of June 1, 2007.

Form 4 filed on behalf of Pol Sikar on September 26, 2007 for six sales of shares on the earliest transaction date of September 10, 2007.

BOARD AND COMMITTEE MEETINGS

During 2007, the Company’s Board of Directors held four regular meetings (the Company’s annual meeting of shareholders and Directors and three quarterly meetings). In 2007, four of six Directors attended the Company’s annual meeting. Each director attended at least 75% of all meetings of our board of directors and committees on which he or she served that were held during 2007.  Shareholders of the Company may send communications to the Board of Directors via the Company’s Investor Relations department, which makes such communications available to the Directors as appropriate, to LIFEWAY FOODS, INC., 6431 W. OAKTON, MORTON GROVE, IL 60053, telephone (847) 967-1010, fax (847) 967-6558. The Investor Relations department can be reach via email at: info@lifeway.net.

The Company’s Audit Committee consists of Mr. Sikar and Ms. Oberweis, each of whom has an understanding of finance and accounting and is able to read and understand fundamental financial statements. Audit Committee members are appointed by the full Board.

The functions of the Audit Committee are to review the Company’s internal controls, accounting policies and financial reporting practices; to review the financial statements, the arrangements for and scope of the independent audit, as well as the results of the audit engagement; to review the services and fees of the independent auditors, including pre-approval of non-audit services, the auditors’ independence; and recommend to the Board of Directors for its approval and for ratification by the shareholders the engagement of the independent auditors to serve the following year in examining the accounts of the Company. No member of the Audit Committee is a “financial expert,” as defined in Item 407 of Regulation S-B. The Board examined the qualifications of its Audit Committee members and determined that the present members of the Audit Committee were sufficiently capable of performing the duties of the Audit Committee in 2007 without being “financial experts” within the definition provided in Item 407 of Regulation S-B promulgated by the SEC.

At its December 2003 meeting, the Audit Committee amended its Charter in order to comply with the requirements set forth in Rule 4350(d) of the Nasdaq listing standards. Among the requirements of Rule 4350(d) is that the Audit Committee must have three members. In order to comply with the NASD listing standards the Board is compiling information on potential candidates to fill the necessary open seats. At present it is unknown whether the new member of the Audit Committee shall be a “financial expert,” but potential candidates who satisfy the “financial expert” requirements of Item 401 of Regulation S-B are among those being considered by the Board.

The Board of Directors does not have a standing nominating committee, compensation committee or any committees performing similar functions. As there are only six Directors serving on the Board, it is the view of the Board that all Directors should participate in the process for the nomination and review of potential Director candidates and for the review of the Company’s executive pay practices. Accordingly, Julie Smolyansky, Ludmila Smolyansky, Renzo Bernardi, Pol Sikar, Julie Oberweis and Juan Carlos Dalto all participate in the nominating process, in the review of executive employment contracts and in review of the Company’s executive compensation practices. It is the view of the Board that the participation of all Directors in the duties of nominating and compensation committees ensures not only as comprehensive as possible a review of Director candidates and executive compensation, but also that the views of independent, employee, and shareholder Directors are considered.

The Board does not have any formal policy regarding the consideration of director candidates recommended by shareholders; any recommendation would be considered on an individual basis. The Board believes this is appropriate due to the lack of such recommendations made in the past, and its ability to consider the establishment of such a policy in the event of an increase of such recommendations. The Board welcomes properly submitted recommendations from shareholders and would evaluate shareholder nominees in the same manner that it evaluates a candidate recommended by other means. Shareholders may submit candidate recommendations by mail to LIFEWAY FOODS, INC., 6431 W. OAKTON, MORTON GROVE, IL 60053. With respect to the evaluation of director nominee candidates, the Board has no formal requirements or minimum standards for the individuals that it nominates. Rather, the Board considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of factors that the Board generally views as relevant and is likely to consider, including the candidate’s professional experience, his or her understanding of the business issues affecting the Company, his or her experience in facing issues generally of the level of sophistication that the Company faces, and his or her integrity and reputation. With respect to the identification of nominee candidates, the Board has not developed a formalized process. Instead, its members and the Company’s senior management have recommended candidates whom they are aware of personally or by reputation.

CODE OF ETHICS

The Board expects the Directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s code of ethics set forth in Exhibit 14 to its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. Lifeway will not make any personal loans or extensions of credit to Directors or executive officers. No non-employee Director may provide personal services for compensation to the Company, other than in connection with serving as a Lifeway Director. The Board will not permit any waiver of any ethics policy for any Director or executive officer. If an actual or potential conflict of interest arises for a Director, the Director shall promptly inform the CEO and the presiding Director. If a significant conflict exists and cannot be resolved, the Director should resign. All Directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The board shall resolve any conflict of interest question involving the CEO and other Directors or officers, and the CEO shall resolve any conflict of interest issue involving any other officer of the company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. Currently, the Audit Committee consists of Mr. Sikar and Ms. Oberweis, each of whom are independent directors in accordance with the Securities and Exchange Act of 1934 and the Nasdaq listing standards. Each of the Audit Committee members has an understanding of finance and accounting and is able to read and understand fundamental financial statements. To the extent Company employees are aware of any financial irregularities, the Audit Committee has been designated to receive such information in a confidential manner.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with Management and the independent auditors, Plante & Moran, PLLC (“Plante”). Additionally, the Audit Committee discussed with Plante matters as required by the Statement of Auditing Standards No. 61, which included Plante’s judgments as to the quality not just the acceptability of the financial statements, changes in accounting policies and sensitive accounting estimates.

Plante provided the Audit Committee with written disclosures and a letter required by Independence Standards Board Standard No. 1 (“ISB Standard No. 1”). ISB Standard No. 1 requires (i) Plante to disclose in writing all relationships between Plante and related entities and the Company and its related entities, in Plante’s professional judgment, that may reasonably be thought to bear on independence; (ii) confirm that, in Plante’s professional opinion, they are independent of the Company within the meaning of the Securities Acts and (iii) discuss Plante’s independence with the Audit Committee. The Audit Committee discussed with Plante its independent status.

The Audit Committee amended and restated its written charter governing its actions effective December 17, 2003. The charter of the Audit Committee is attached to this Proxy Statement as Appendix A. The Audit Committee reviews and reassesses the charter annually. The Company is required to attach the charter as an appendix to the Company’s proxy statement every three years.

Based on the Audit Committee’s review of the year-end audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2007.

The Audit Committee:
Pol Sikar, Director
Julie Oberweis, Director

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Lifeway Audit Committee (the “Committee”), comprised of Messrs. Sikar and Ms. Oberweis, pre-approved Plante as the Company’s independent auditor for the year-ended December 31, 2007 and has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the January-March quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee at its first or second quarter meeting.

The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

For non-audit services, company management will submit to the Committee for approval (during the second or third quarter of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

To ensure prompt handling of unexpected matters, the Committee delegates to either member thereof the authority to amend or modify the list of approved permissible non-audit services and fees. Either member will report action taken to the Committee at the next Committee meeting.

The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Controller or Chief Financial Officer is responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Committee.

EXECUTIVE COMPENSATION
Summary Compensation Table

Name	Year	Salary	Bonus	Stock Awards (6)	All other Comp. (5)	Total
Julie Smolyansky, CEO and President (1)	2007	$166,153	$22,500	$17,325	$7,546	$213,524
	2006	$147,692	$40,000	$12,500	$7,508	$207,700
Edward Smolyansky, CFO Chief Accounting Officer and Controller (2)	2007	$178,461	$22,500	$17,325	$8,038	$226,324
	2006	$140,000	$30,000	$12,500	$6,800	$189,300

Ludmila Smolyansky, Chairman (3)	2007	$162,807	$55,000	—	$5,600	$223,407
	2006	$99,000	$55,000	—	$5,200	$159,200
Val Nikolenko, Vice President of Operations and Secretary (4)	2007	$110,832	$10,000	$2,887	$4,833	$128,552
	2006	$101,192	$22,741	$3,125	$4,704	$131,762

NOTES TO SUMMARY COMPENSATION TABLE

(1)
The Board appointed Julie Smolyansky as the CEO, CFO, President and Treasurer of the Company on June 10, 2002. Until that date and since September 21, 1998 she had been Director of Sales and Marketing of the Company. Since November 2004, Ms. Smolyansky has served solely as CEO and President.

(2)	The Board appointed Edward Smolyansky as the CFO, Chief Accounting Officer and Controller of the Company in November 2004.

(3)
The Company approves, on an annual basis, the payment to Ludmila Smolyansky of salary and bonus as other compensation for continuing advisory services to the Company, and in light of her extensive experience. Ludmila Smolyansky devotes as much time as necessary to the business of the Company.

(4)	The Board appointed Val Nikolenko as the Vice President of Operations and Secretary of the Company in December 1993.

(5)	Represents the Company’s portion of the matching contributions to the Company’s 401(k) plan on behalf of the Named Executive Officer.

(6)	The terms of the stock awards are described below under Employee Consultants and Service Providers Benefit Plan.

Outstanding Equity Awards At Fiscal Year-End
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Unites of Stock That Have Not Vested
Julie Smolyansky	1,500	$14,850
Edward Smolyansky	1,500	$14,850
Ludmila Smolyansky	--	--
Val Nikolenko	250	$ 2,475

The terms of the stock awards are described below under Employee, Consultants and Service Providers Benefit Plan.

Director Compensation

Name	Fees Earned or Paid in Cash	Total
Pol Sikar	$1,500	$1,500
Renzo Bernardi	$1,500	$1,500
Julie Oberweis	$1,500	$1,500

During 2007, each outside (non-employee) director was compensated at the rate of $500 per meeting attended. Neither any employee director (Ludmila Smolyansky and Julie Smolyansky) nor any Director serving as the nominee of Danone (Juan Carlos Dalto) was compensated as a Director during 2007.

As other compensation for continuing advisory services to the Company, and in light of her extensive experience, the Company approved the payment to Ludmila Smolyansky of a salary of $162,807 and a bonus of $55,000 in 2007. Ludmila Smolyansky devotes as much time as necessary to the business of the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

(1)	EMPLOYMENT CONTRACTS

Julie Smolyansky has an employment agreement (the “Employment Agreement”) with the Company pursuant to which she serves as Chief Executive Officer. Pursuant to the Employment Agreement, Ms. Smolyansky is entitled to an annual base salary and an annual bonus subject to such incentive bonus targets and plans which the Company may adopt from time to time. The Company has not currently set any such targets in advance or adopted any such plans. In lieu thereof, the Board of Directors determines Ms. Smolyansky’s salary and bonus on an annual basis concurrently with determining amounts for other executive officers. In the event that (a) Ms. Smolyansky is terminated other than for Cause (as defined therein) or (b) Ms. Smolyansky terminates her employment for Good Reason (as defined therein) or death, then Ms. Smolyansky is entitled to a lump sum payment consisting of (y) twice her then-current base salary and (z) the aggregate of the annual bonus for which she is then eligible under the Employment Agreement and any such plans.

(2)	EMPLOYEE, CONSULTANTS AND SERVICE PROVIDERS BENEFIT PLAN

On June 9, 1995, the Company filed a registration statement on Form S-8 with the Securities and Exchange Commission in connection with the “Lifeway Foods, Inc. Consulting and Services Compensation Plan” (the “Plan”) covering 600,000, as adjusted, shares of its Common Stock. The Plan was adopted by the Company on June 5, 1995.

Pursuant to such Plan, the Company may issue common stock or options to purchase common stock to certain consultants, service providers, and employees of the Company.  There were a total of 468,000 shares eligible for issuance under the Plan at December 31, 2007 and 2006.  The option price, number of shares, grant date, and vesting terms are determined at the discretion of the Company’s Board of Directors.

As of December 31, 2006 and 2007, there were no stock options outstanding or exercisable.

On May 23, 2005, Lifeway’s Board of Directors approved awards of an aggregate amount of 11,200 common shares to be awarded under its Employee and Consulting Services and Compensation Plan to certain employees and consultants for services rendered to the Company.  The stock awards were made on June 1, 2005 and have vesting periods of one year.  The expense for the awards is measured as of June 1, 2005 at $6.25 per share for 11,200 shares, or a total stock award expense of $70,000.  This expense will be recognized as the stock awards vest in 12 equal portions of $5,833, or 932 shares per month for one year.  During 2005, 7,534 shares vested and the Company recognized a related expense of $40,833.  During the year ended December 31, 2006, 4,666 shares vested for an expense of $29,166.

On May 18, 2007, Lifeway’s Board of Directors approved awards of an aggregate amount of 8,400 shares to be awarded under its Employee and Consulting Services and Compensation Plan to certain key employees and consultants for services rendered to the Company.  The stock awards were made on June 1, 2007 and have vesting periods of one year. The expense for the awards is measured as of June 1, 2007 at $9.90 per share for 8,400 shares, or a total stock award expense of $83,160. This expense will be recognized as the stock awards vest in 12 equal portions of $6,930, or 700 shares per month for one year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock, the Company’s only outstanding class of securities, as of May 15, 2008 by (a) each shareholder known by the Company to be the beneficial owner of more than five percent of the Company’s Common Stock, (b) each of the Company’s directors, (c) each of the Company’s executive officers named in the Summary Compensation Table above and (d) all executive officers and directors of the Company as a group. The shareholders listed below have sole voting and investment power except as noted.

	Amount and Nature of Beneficial	Percent Owned Beneficially
Name and Address of Beneficial Owner (1)	Ownership of Common Stock	and of Record (2)
Ludmila Smolyansky (3,4)	7,559,273 (3)	45.1%
Julie Smolyansky (4)	509,360	3.0%
Edward Smolyansky (4)	401,055	2.4%
Pol Sikar (4)	3,000	*

Renzo Bernardi (4)	13,100	*
Juan Carlos Dalto (4,5)	0	*
Julie Oberweis (4)	0	*
Val Nikolenko	5,000	*
Directors and Officers of the Company as a Group (eight persons in total)	8,507,269	50.6%
DS Waters, LP	3,454,756	20.5%

NOTES TO BENEFICIAL OWNERSHIP TABLE

(1)
With the exception of Juan Carlos Dalto and DS Waters, LP, the address for all Directors and shareholders listed in this table is 6431 Oakton St., Morton Grove, IL 60053. The address for Juan Carlos Dalto and DS Waters, LP is 120 White Plains Road, Tarrytown, NY 10591.

(2)	Based upon 16,810,326 shares of Common Stock outstanding as of May 15, 2008.

(3)
On May 15, 2008, Mrs. Smolyansky directly owned 7,553,754 shares of Common Stock. Additionally, Mrs. Smolyansky is deemed to be the indirect beneficial owner of 5,519 shares of Common Stock held in the Smolyansky Family Foundation, of which Mrs. Smolyansky is the Trustee.

(4)	A Director or Officer of the Company.

(5)	Mr. Dalto is also an officer of The Dannon Company, Inc., which is an affiliate of DS Waters, LP.

PROPOSAL 2: RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board has designated the firm of Plante & Moran, PLLC (“Plante”), as independent auditors of the Company for the next fiscal year. The Audit Committee and the Company have been advised by Plante that neither it nor any member or associate of such firm has any relationship with the Company or with any of its affiliates other than as independent accountants and auditors.

During the two most recent fiscal years, there have been no disagreements with Plante on matters of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable event.

Representatives of Plante are not expected to be present at the Meeting.

In the event that ratification of the appointment of Plante as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

AUDIT FEES

In 2007 and 2006, Plante & Moran, PLLC, billed Lifeway approximately $151,000 and $136,000, respectively, for professional services rendered for the audit of Lifeway’s annual financial statements and review of financial statements included in Lifeway’s Forms 10-QSB or services that are normally provided in connection with statutory and regulatory filings or engagements in 2006 and 2007.

AUDIT-RELATED FEES

In 2007 and 2006, Lifeway’s principal accountant billed Lifeway approximately $55,000 and $0, respectively, for professional services rendered in connection with the audit of the consolidated financial statements of Helios Nutrution, LTD and subsidiary as of and for the year ended December 31, 2005 included in the Company’s 8-K/A dated October 19, 2006.

TAX FEES

No professional services were rendered by Plante & Moran, PLLC to Lifeway regarding tax advice, tax compliance and tax planning during 2006 and 2007.

ALL OTHER FEES

No other fees were billed to Lifeway by Plante during 2006 and 2007 other than those described in this report. No hours expended by Plante & Moran. PLLC in its engagement to audit Lifeway’s financial statements for the most recent fiscal year were attributable to work performed by persons other than Plante’s full-time permanent employees. The Audit Committee has approved 100% of all services performed by Plante for Lifeway and disclosed above.

No representative of Plante is expected to be present at the Meeting.

REQUIRED VOTE

An affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding is required for ratification of the appointment of Plante & Moran, PLLC. Abstentions and broker non-votes are considered shares of stock present in person or represented by proxy at the Meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention will therefore have the practical effect of voting against ratification of the appointment because it represents one fewer vote for ratification of the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC AS THE INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR (ENDING DECEMBER 31, 2008), AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business to come before the meeting. If, however, other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any proposal that a shareholder may desire to present to the Company’s 2009 Annual Meeting of Shareholders must be received in writing by Val Nikolenko, the Secretary of the Company, on or before January 23, 2009, in order to be considered for possible inclusion in the Company’s proxy materials relating to such meeting.

UNTIMELY SHAREHOLDER PROPOSALS

Any shareholder proposals received by the Company after January 23, 2009 shall be considered an untimely proposal. The Company, in its sole discretion, may consider untimely proposals for possible inclusion in its 2009 Annual Meeting proxy materials if such untimely proposals are received on or before April 7, 2009. Any untimely shareholder proposals received after April 7, 2009 shall not be considered for possible inclusion in the Company’s 2009 Annual Meeting proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS Ludmila Smolyansky Chairperson of the Board June 2, 2008

APPENDIX A

AMENDED AND RESTATED
CHARTER OF THE AUDIT COMMITTEE

This Amended and Restated Charter of the Board of Directors of Lifeway Foods, Inc. was adopted as of this 17th day of December, 2003 by the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Lifeway Foods, Inc. (the “Company”).

I.   AUDIT COMMITTEE PURPOSE

          1.   The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Lifeway Foods, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s     primary duties and responsibilities are to:

               a. Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

               b. Monitor the independence and performance of the Company’s independent auditors and internal auditing department; and

               c. Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board.

          2.   The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  AUDIT COMMITTEE COMPOSITION AND MEETINGS

          1.  The Committee shall meet the requirements of The Securities Act of 1933, as amended, The Securities  Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder by the U.S. Securities and  Exchange Commission (SEC) and the Qualitative Listing Requirements for  Nasdaq National Market and Nasdaq SmallCap Market Issuers applicable to the Company, as amended from time to time, regarding the composition and duties of the Committee. The Committee shall be comprised of at least three, but no more than seven directors, as determined by the Board, all of whom shall be independent directors.

          2.   All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. In the event the Company files reports under SEC Regulation S-K, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

          3.   Committee members shall be appointed by the Board. If the Committee Chair is not designated or present, the members of the Committee may designate a Chair by a majority vote of the Committee membership.

          4.   The Committee shall meet four times annually, or more or less frequently as circumstances may dictate. The Committee Chair may prepare and/or approve an agenda in advance of each meeting, consistent with the provisions of this Charter. The Committee should meet privately in executive session at least annually with each of management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

     The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.  In addition, the Committee, or at least its Chair, should communicate quarterly with the management and the independent auditors to review the Company’s financial statements and significant findings based upon the independent auditors’ limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     Review Procedures

          1.   Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board for approval and have the document published as an appendix to the Company’s annual proxy statement at least every three years or otherwise prescribed by applicable SEC regulations.

          2.   Review the Company’s annual audited and quarterly unaudited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

          3.   In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses including the status of previous recommendations.

          4.   Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earning and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with the Statement of Auditing Standards No. 61 (“SAS 61”) which requires that auditors communicate, either in writing or orally before or after the financial statements have been issued. The Chair of the Committee may represent the entire Committee for purposes of this review or in certain cases may request that the entire Committee participate.

     Independent Auditors

          5.   The independent auditors are ultimately accountable to the Committee and the Board. The Committee shall review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of the independent auditors when circumstances warrant.

          6.   Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors’ firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

          7.   On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

          8.   Review the independent auditors’ engagement letter and audit plan discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

          9.   Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to the Committee by the independent auditors in accordance with SAS 61.

          10.  Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

          11.  Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company’s financial statements.

          12.  Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

          13.  Inquire as to the independent auditors’ views about whether management’s choices of accounting principles appear reasonable from the prospective of income, asset and liability recognition and whether those principles are common practices or are minority practices.

     Internal Audit Department and Legal Compliance

          14. Review the budget, plan, changes in plan, activities, organization structure, and qualifications of the internal audit department, as needed.

          15. Review the appointment, performance, and replacement of the senior internal audit executive.

          16. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

          17. On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities

          18. Annually prepare a report to shareholders as required by the SEC.  The report should be included in the Company’s annual proxy statement.

          19. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

          20. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

APPENDIX B

CODE OF ETHICS

I.   Introduction

This Code of Ethics (this “Code”) is applicable to the officers of Lifeway Foods, Inc. (“Lifeway”). References in this Code of Ethics to Lifeway mean Lifeway or any of its subsidiaries.

While Lifeway and its stockholders expect honest and ethical conduct in all aspects of its business from all employees, Lifeway and its stockholders expect the highest possible standards of honest and ethical conduct from its officers.  The officers are setting an example for other employees and are expected to foster a culture of ransparency, integrity and honesty. Compliance with this Code and all other applicable codes of business conduct or ethics adopted by the Board of Directors of Lifeway is mandatory and any violations will be addressed severely.

II.  Conflicts of Interest

Conflicts of interest are strictly prohibited as a matter of Lifeway policy.  Officers must be scrupulous in avoiding any action or interest that conflicts with, or gives the appearance of a conflict with, Lifeway’s interests.   A “conflict of interest” exists whenever an individual’s private interests in any way interfere or conflict with, or appear to interfere or conflict with, the interests of Lifeway or make, or appear to make, it difficult for the individual to perform his or her work for Lifeway objectively and effectively. Conflicts of interest arise when:

          (a)  personal interests interfere, or appear to interfere, in any way, with the interests of Lifeway (for example, competetition with Lifeway);

          (b)  undertakings for an officer’s direct or indirect benefit or the direct or indirect benefit of a third party that is inconsistent with the interests of Lifeway (for example, causing Lifeway to engage in business transactions with a company under the control of an officer, whether solely or with friends or relatives);

          (c)  an officer, or a member of an officer’s family, receives improper personal benefits as a result of such officer’s position in Lifeway (for example, a loan or other benefit from a third party to direct Lifeway business to a third-party).

There are other situations in which conflicts of interest may arise.   Conflicts of interest may not always be clear-cut. Questions regarding conflicts of interest should be directed to the Company’s Counsel.

III. Accurate Periodic Reports

Full, fair, accurate, timely and understandable disclosure (as required in the reports and other documents that filed with, or submitted to, the SEC and in our other public communications) is critical for the Company to maintain its good reputation, to comply with its obligations under the securities laws and to meet the expectations of our stockholders and other members of the investment community. Officers are to exercise the highest standard of care in preparing such reports and documents and other public communications, in accordance with the following guidelines:

          (a)  all accounting records, and the reports produced from such records, must be in accordance with all applicable laws and regulations;

          (b)  all accounting records must fairly and accurately reflect the transactions or occurrences to which they relate;

          (c)  all accounting records must fairly and accurately reflect in reasonable detail Lifeway’s assets, liabilities, revenues and expenses;

          (d)  no accounting records may contain any false or intentionally misleading entries;

          (e)  no transactions should be intentionally misclassified as to accounts, departments or accounting periods;

          (f)  all transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period;

          (g)  no material information should be concealed from the internal auditors or the independent auditors; and compliance with Lifeway’s system of internal controls is required.

IV.  Compliance with Laws

Officers are expected to understand and comply with both the letter and spirit of all applicable laws and governmental rules and regulations.

V.   Reporting Violations

Officers are expected to report any violations of this Code of Ethics promptly to the Chairman of the Board of Directors.

VI.  Consequences of Non-Compliance with this Code

Violations of this Code will be reported to the Audit Committee and the Board of Directors. Failure to comply with this Code of Ethics or applicable laws, rules or regulations (including without limitation all rules and regulations of the Securities and Exchange Commission) may result in disciplinary measures, up to and including discharge from Lifeway, and any appropriate legal action.

VII. Amendment, Modification and Waiver

This Code may be amended or modified by the Board of Directors. Waivers of this Code may only be granted by the Board of Directors or a committee of the Board of Directors with specifically delegated authority. Waivers will be disclosed to stockholders as required by the Securities Exchange Act of 1934.

PROXY	PROXY	PROXY

LIFEWAY FOODS, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT THE HOLIDAY INN NORTH SHORE, 5300 WEST TOUHY AVENUE, SKOKIE, ILLINOIS, FRIDAY, JUNE 20, 2008, AT 4:00 P.M. LOCAL TIME.

The undersigned hereby appoints Ludmila Smolyansky or Julie Smolyansky, with full power of substitution, as proxy to vote the Common Stock of the undersigned in Lifeway Foods, Inc. at the above Annual Meeting and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS HEREIN SPECIFIED. IF A CHOICE IS NOT SPECIFIED, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1 and 2.

1.	Election of Directors:

Nominees: Ludmila Smolyansky, Julie Smolyansky, Pol Sikar, Renzo Bernardi, Juan Carlos Dalto and Julie Oberweis:

☐ FOR ☐ WITHHELD

For, except vote withheld from the following nominees:

2.	Ratification of Plante & Moran, PLLC, as independent auditors:

☐ FOR ☐ AGAINST ☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

SIGNATURE	DATED

SIGNATURE (IF JOINTLY OWNED)	PRINT NAME

PRINT NAME (IF JOINTLY OWNED)

NOTE: This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.